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                                                                   Exhibit 23(a)


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of our report dated January 23, 2001 incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, as amended by Form 10-K/A dated June 20, 2001, and to all references to our Firm included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP
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    Arthur Andersen LLP

New York, New York
November 28, 2001